UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 8.01 Other Events.

Belpointe PREP, LLC’s (“we,” “us,” “our” or the “Company’s”) manager, Belpointe PREP Manager, LLC (our “Manager”), is responsible for calculating the Company’s net asset value (“NAV”) and NAV per Class A unit within approximately 60 days of the last day of each quarter (the “Determination Date”), in accordance with the valuation guidelines approved by our board of directors (our “Board”) and set forth in the “Net Asset Value Calculation and Valuation Guidelines” section of our prospectus (Registration Nos. 333-255424 and 333-271262), as supplemented. Any adjustment to our NAV per Class A unit will take effect as of the first business day following its public announcement.

In connection with the calculation of our NAV for the quarter ended March 31, 2023, our Manager engaged the services of Capright Property Advisers, LLC (“Capright”), an independent third-party valuation and advisory firm, to assist with the valuation of our portfolio of real estate assets. In estimating the value of our real estate portfolio, for all vacant land and properties currently in development, Capright’s assistance was limited to valuing the underlying land. Capright’s value conclusions took into consideration current transaction activity in the respective markets in which the properties are located, recent changes in capital market conditions, and the status of entitlements for each property as of the data of value. In addition, in connection with the calculation of our NAV, our Manager adjusted for the transaction costs and equity premium associated with our acquisition of Belpointe REIT, Inc., however, did not adjust for gains or distributions distributable to our Manager pursuant to its Class B units based on its conclusion that such amounts would be immaterial.

The following table provides a breakdown of the major components of our NAV and NAV per Class A unit as of the Determination Date (amounts and units in thousands, except for per unit data):

March 31, 2023
Assets
Investments in real properties	$244,805
Cash and cash equivalents	$115,676
Accounts receivable	$—
Other assets	$8,192
Total Assets	$368,673

Liabilities
Debt obligations	$—
Obligations due to affiliates	$5,689
Other liabilities	$11,276
Total Liabilities	$16,965

NAV	$351,708
Number of Class A units Outstanding	3,524
NAV per Class A unit	$99.82

On May 30, 2023 our Board unanimously approved, and authorized us to announce, our adjusted NAV per Class A unit of $99.82.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2023

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer